CONTRACT	For conveyancer’s use only
Incorporating the	Buyers conveyancer:	Timothy Milton
Standard Conditions of Sale	Seller’s convenyaner:	Rebecca Harder
(Fifth Edition)	Law Society Formula:	15:20
This information above does not form part of the Contract

Date	:	30th April, 2013

Seller	:	Paul Jerome Sebastian Goward of 8 Holly Mount Hampstead Village London NW3 6SG

Buyer	:	Fu Kang

Property (freehold/leasehold)	:	8 Holly Mount Hampstead Village London NW3 6SG

Title number/root of title	:	LN37377

Specified incumbrances	:

As set out in the Property and Charges Registers of the Sellers’ title (excluding and financial charges created by the Seller) and the covenants conditions exceptions reservations stipulations rent and other matters contain or referred to therein.

Title guarantee (full/limited)	:	Full
Completion date	:	29th July 2013
Contract rate	:	5% above the base rate from time to time of Barclays Bank PLC
Purchase price	:	£1,250,000.00
Deposit	:
Contents price (if separate)	:
Balance	:	1,125,000.00

The seller will sell and the buyer will buy the property for the purchase price.

WARNING This is a formal document, designed to create legal rights and legal obligations. Take advice before using it.	Signed Legena Bloont Pelre By Timothy Milton With authority of the Buyer Seller/Buyer

SPECIAL CONDITIONS

1	(a) This contract Incorporates the Standard Conditions of Sale (Fifth Edition) (b) The terms used in this contract have the same meaning when used in Conditions
2

Subject to the terms of this contract and to the Standard Conditions of Sale, the seller is to transfer the property with either full title guarantee or limited title guarantee, as specified on the front page.

3

(a)

The sale includes those contents which are indicated on the attached list as in the sale and the buyer is to pay the contents price for them.

(b)

The sale excludes those fixtures which are at the property and are indicated on the attached list as excluded from the sale

4	The property is sold with vacant possession. (or) n/a
5	Conditions 6.1.2 and 6.1.3 shall take effect as if the time specified in them were _____ rather than 2:00 p.m.
6	Representations Neither party can rely on any representation made by the other, unless made in writing by the other or the conveyance, but this does not exclude liability for fraud or recklessness.
7

Occupier’s consent

Each occupier identified below agreed with the seller and the buyer, in consideration of their entering into this contract, that the occupier concurs in the sale of the property on the terms of this contract, undertakes to vacate the property on or before the completion date and releases the property and any included fixtures and contents from any right or interest that the occupier may have.

8	See Rider
Name(s) and signature(s) of the occupier(s) (if any):
Name
Signature
Notices may be sent to:
Seller’s conveyance name: Barker Booth & Eastwood Limited DX 27651 Blackpool South Ref: WRH/GOW19 Email address:*
Buyer’s conveyance name: Segens Glade House 52-54 Carter Lane London BC4V 5BF Ref: Email address:* *Adding an email address authorizes service by e-mail see condition 1.3.3(b)

2011	7 Spa Road, London SE16 3QQ www.oyezforms.co.uk	5th Edition 4.2011
Standard Conditions of Sale		SCS1_2/4
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Copyright in this Form and its contents rests jointly in Oyez Professional Services Limited and the Law Society

STANDARD CONDITIONS OF SALE (FIFTH EDITION)

(NATIONAL CONDITIONS OF SALE 26TH EDITION, LAW SOCIETY’S CONDITIONS OF SALE 2011)

1	GENERAL
1.1	Definitions
1.1.1

In the conditions:

(a)

‘accrued interest’ means:

(i)

If money has been placed on deposit or in a building society share account, the interest actually earned

(ii)

Otherwise, the interest which might reasonable have been earned by depositing the money at interest on seven days’ notice of withdrawal with a clearing bank less, in either case, any proper charges for handling the money.

(b)

‘clearing bank’ means a bank which is a shareholder in CHAPS Clearing CO Limited

(c)

‘completion date’ has the meaning given in condition 6.1

(d)

‘contents price’ means any separate amounts payable for contents included in the contract

(e)

‘contract rate’ means the Law Society’s interest rate from time to time in force

(f)

‘conveyancer’ means a solicitor, barrister, duly certified notary public, licensed conveyancer or recognized body under sections 9 or 23 of the Administration of Justice Act 1985

(g)

‘lease’ includes sub-lease, tenancy and agreement for a lease or sub-lease

(h)

‘mortgage’ means a mortgage or charge securing the repayment of money

(i)

‘notice to complete’ means a notice requiring completion of the contract in accordance with condition 6.8

(j)

‘public requirement’ means any notice, order or proposal given or made (whether before or after the date of the contract) by a body acting on statutory authority

(k)

‘requisition’ includes objection

(l)

‘transfer’ includes conveyance and assignment

(l)

‘working day’ means any day from Monday to Friday (Inclusive) which is not Christmas Day, Good Friday or a statutory Bank Holiday.

1.1.2	In these conditions the terms ‘absolute title’ and ‘official copies’ have the special meanings given to them by the Land Registration Act 2002.
1.1.3

A party is ready, able and willing to complete:

(a)

If he could be, but for the default of the other party, and

(b)

In the case of the seller, even though the property remains subject to a mortgage, if the amount to be paid on completion enables the property to be transferred freed of all mortgages (except any to which the sale is expressly subject).

1.1.4	These conditions apply except as varied or excluded by the contract.
1.2	Joint parties If there is more than one seller or more than one buyer, the obligations which they undertake can be enforced against them all jointly or against each individually.
1.3	Notices and documents
1.3.1	A notice required or authorized by the contract must be in writing
1.3.2	Giving a notice or delivering a document to a party’s conveyancer has the same effect as giving or delivering it to that party
1.3.3

Where delivery of the original document is not essential, a notice of document is validly given or sent if it sent:

(a)

By fax, or

(b)

By e-mail to an e-mail for the intended recipient given in the contract.

1.3.4	Subject to conditions 1.3.5 and 1.3.7, a notice is given and a document is delivered when it is received.
1.3.5

(a)

A notice or document sent through a document exchange is received when it is available for collection.

(b)

A notice or document which is received after 4:00 pm on a working day, or on the next day which is not a working day, is to be treated as having been received on the next working day.

(c)

An automated response to a notice or document sent by e-mail that the intended recipient is out of the office is to be treated as proof that the notice or document was not received.

1.3.6	Condition 1.3.7 applies unless there is proof: (a) that a notice or document has not been received, or (b) of when it was received
1.3.7

A notice or document sent by the following means is treated as having been received as follows:

(a)

by first-class post: before 4:00 pm on the second working day after posting

(b)

by second-class post: before 4:00 pm on the third working day after posting

(c)

through a document exchange: before 4:00 pm on the first working day after the day on which it would normally be available for collection by the addressee

(d)

by fax: one hour after dispatch

(e)

by e-mail:  before 4:00 pm on the first working day after dispatch

1.4	VAT
1.4.1	The purchase price and the contents price are inclusive to any value added tax.
1.4.2

All other sums made payable by the contract are exclusive of any value added tax and where a supply is made which is chargeable to value added tax, the recipient of the supply is to pay the supplier (in addition to any other amounts payable under the contract) a sum equal to the value added tax chargeable on that supply.

1.5	Assignment and sub-sales
1.5.1	The buyer is not entitled to transfer the benefit of the contract.
1.5.2	The seller cannot be required to transfer the property in parts or to any person other than the buyer.
1.6

Third party rights

Unless otherwise expressly stated, nothing in this contract will create rights pursuant to the Contracts (Rights of Third Parties) Act of 1999 in favour of anyone other than the parties to the contract.

2	FORMATION

2.1	Date
2.1.1

If the parties intend to make a contract by exchanging duplicate copies by post or through a document exchange, the contact is made when the last copy is posted or deposited at the document exchange.

The parties’ conveyancers agree to treat exchanges as taking place before duplicate copies are actually exchanged, the contract is made as so agreed.

2.2	Deposit
2.2.1	The buyer is to pay or send a deposit of 10 percent of the purchase price no later than the date of the contract.
2.2.2

If a cheque tendered in payment of all or part of the deposit is dishonoured when first presented, the seller may, within seven working days of being notified that the cheque has been dishonoured, give notice to the buyer that the contract is discharged by the buyer’s breach.

2.2.3	Conditions 2.2.4 to 2.2.6 do not apply on a sale by auction.
2.2.4

The deposit is to be paid:

(a)

by electronic means from an account held in the name of a conveyancer as a clearing bank to an account in the name of the seller’s conveyancer or (in a case where condition 2.2.5 applies) a conveyancer nominated by him and maintained at a clearing bank, or

(b)

to the seller’s conveyancer or (in a case where condition 2.2.5 applies) a conveyancer nominated by him by cheque drawn on a solicitor’s or licensed conveyancer’s client account.

2.2.5

If before completion date the seller agrees to buy another property in England or Wales for his residence, he may use all or any part of the deposit in that transaction to be held on terms to the same effect as this condition and condition 2.2.6.

2.2.6

Any deposit or part of a deposit not being used in accordance with condition 2.2.5 is to be held by the seller’s conveyancer as stakeholder on terms that on completion it is paid to the seller with accrued interest.

2.3	Auctions
2.3.1	On a sale by auction the flowing conditions apply to the property and, if it is sold in lots, to each lot.
2.3.2	The sale is subject to a reserve price.
2.3.3	The seller, or a person on his behalf, may bid up to the reserve price.
2.3.4	The auctioneer may refuse any bid.
2.3.5	If there is a dispute about a bid, the auctioneer may resolve the dispute or restart the auction at the last undisputed bid.
2.3.6	The deposit is to be paid to the auctioneer as agent for the seller.

3	MATTERS AFFECTING THE PROPERTY
3.1	Freedom from incumbrances
3.1.1	The seller is selling the property free from incumbrances, other than those mentioned in condition 3.1.2
3.1.2

The incumbrances subject to which the property is sold are:

(a)

Those specified in the contract;

(b)

Those discoverable by inspection of the property before the date of the contract;

(c)

Those the seller does not and could not reasonably know about;

(d)

Those, other than mortgages, which the buyer knows about;

(e)

Entries made before the date of the contract in any public register, except those maintained by the Land Registry or its Land Charges Department or by Companies House

(f)

Public requirements.

3.1.3

After the contract is made, the seller is to five the buyer written details without delay of any new public requirement and of anything in writing which he learns about concerning a matter covered by condition 3.1.2.

3.1.4	The buyer is to bear the cost of complying with any outstanding public requirement and is to indemnify the seller against any liability resulting from a public requirement.
3.2	Physical state
3.2.1	The buyer accepts the property in the physical state it is in at the date of the contract unless the seller is building or converting it.
3.2.2	A leasehold property is sold subject to any subsisting breach of a condition or tenant’s obligation relating to the physical state of the property which renders the lease liable to forfeiture.
3.2.3	A sub-lease is granted subject to any subsisting breach of a condition or tenant’s obligation relating to the physical state of the property which renders the seller’s own lease liable to forfeiture.
3.3	Leases affecting the property
3.3.1

The following provisions apply if any part of the property is sold subject to a lease.

(a)

The seller having provided the buyer will full details of each lease or copies of the documents embodying the lease terms, the buyer is treated as entering into the contract knowing and fully accepting those terms.

(b)

The seller having provided the buyer without delay if the lease ends or the seller learns of any application by the tenant in connection with the lease; the seller is then to act as the buyer reasonably directs, and the buyer is to indemnify him against all consequent loss and expense.

(c)

Except with the buyer’s consent, the seller is not to agree to any proposal to change the lease terms not to take any step to end the lease.

(d)

The seller is to inform the buyer without delay of any change to the lease terms which may be proposed or agreed.

(e)

The buyer is to indemnify the seller against all claims arising from the lease after actual completion; this includes claims which are unenforceable against the buyer for want of registration.

(f)

The seller takes no responsibility for what rent is lawfully recoverable, nor for whether or how any legislation affects the lease.

(g)

If the let land is not wholly within the property, the seller may apportion the rent.

4	TITLE AND TRANSFER
4.1	Proof of title
4.1.1

Without cost to the buyer, the seller is to provide the buyer with proof of the title to the property and og his ability to transfer it, or to procure its transfer. Without cost to the buyer, the seller is to provide the buyer with proof of the title to the property and of his ability to transfer it, or to procure its transfer.

4.1.2

Where the property has a registered title and proof is to include official copies of the items referred to in the rules 134(1)(a) and (b) and 135(1)(a) of the Land Registration Rules 2003, so far as they are not to be discharged or overridden at or before completion.

4.1.3

Where the property has an unregistered title, the proof is to include:

(a)

An abstract of title or an epitome of title with photocopies of the documents, and

(b)

Production of every document or an abstract, epitome or copy of it with an original marking by a conveyancer either against the original or an examined abstract or an examined copy.

4.2		Requisitions
4.2.1		The buyer may not raise requisitions: (a) On any title shown by the seller before the contract as made (b) In relation to the matters covered by condition 3.1.2.
4.2.2

Notwithstanding condition 4.2.1, the buyer may, within six working days of a meter coming to his attention after the contract was made, raise written requisitions on that matter. In that event, steps 3 and 4 in condition 4.3.1 apply.

4.2.3		On the expiry of the relevant time limit under condition 4.2.2 or condition 4.3.1, the buyer loses his right to raise requisitions or to make observations.
4.3		Timetable
4.3.1

Subject to condition 4.2 and to the extent that the seller did not take steps described in condition 4.1.1 before the contract was made, the following are the step for deducing and investigation the title to the property to be taken within the following time limits:

		Step	Time Limit
	1.	The seller is to comply with condition 4.1.1	Immediately after making the contract
	2.	The buyer may raise written requisitions	Six working days after either the date of the contract or the date of delivery of the seller’s evidence of title on which the requisitions are raised, whichever is the later
	3.	The seller is to reply in writing to any requisitions raised	Four working days after receiving the requisitions
	4.	The buyer may make written observations on the seller’s replies	Three working days after receiving the replies

The time limit on the buyer’s right to raise requisitions applies even where the seller supplies incomplete evidence of his title, but the buyer may, within six working days from delivery of any further evidence, raise further requisitions resulting from that evidence.

4.3.2		The parties are to take the following steps to prepare and agree the transfer of the property within the following time limits:
		Step	Time Limit
	A.	The buyer is to send the seller a draft transfer	At least twelve working days before completion date
	B.	The seller is to approve or revise that draft and either return it or retain it for use as the actual transfer	Four working days after delivery of the draft transfer
	C.	If the draft is returned the buyer is to send an engrossment to the seller	At least five working days before completion date
4.3.3		Periods of time under conditions 4.3.1 and 4.3.2 may run concurrently.
4.3.4

If the period between the date of the contract and completion date is less than 15 working days, the time limits in conditions 4.2.2, 4.3.1 and 4.3.2 are to be reduced by the same proportion as that period bears to the period of 15 working days. Fractions of a working day are to be rounded down except that the time limit to perform any step is not to be less than one working day.

4.4

Defining the property

(a)

The seller need not:

(b)

Prove the exact boundaries of the property

(c)

Prove who owns fences, ditches, hedges or wells

Separately identify parts of the property with different titles further than he may be able to do from information in his possession.

4.5

Rents and rentcharges

The fact that a rent or rentcharge, whether payable or receivable by the owner of the property has been, or will on completion be, informally apportioned is not to be regarded as a defect in title.

4.6		Transfer
4.6.1		The buyer does not prejudice his right to raise requisitions, or to require replies to any raised, by taking any steps in relation to preparing or agreeing the transfer.
4.6.2		Subject to condition 4.6.3, the seller is to transfer the property with full title guarantees.

4.6.3

The transfer is to have effect as if the disposition is expressly made subject to all matters covered by condition 3.1.2 and, if the property is leasehold, is to contain a statement that the covenants set out in section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to any breach of the tenant’s covenants in the lease relating to the physical state of the property.

4.6.4

If after completion the seller will remain bound by any obligation affecting the property which was disclosed to the buyer before the contract was made, but the law does not imply any covenant by the buyer to indemnify the seller against liability for future breaches of it:

(a)

The buyer is to covenant in the transfer to indemnify the seller against liability for any future breach of the obligation and to perform it from then on, and

(b)

If required by the seller, the buyer is to execute and deliver to the seller on completion a duplicate transfer, prepared by the buyer.

4.6.5

The seller is to arrange at his expense that, in relation to every document of file which the buyer does not receive on completion, the buyer is to have the benefit of:

(a)

A written acknowledgement of his right to its production, and

(b)

A written undertaking for its safe custody (except while it is held by a mortgager or by someone in a fiduciary capacity).

4.7

Membership of company

Where the seller is, or is require to be, a member of a company that has an interest in the property or has management responsibilities for the property or the surrounding areas, the seller is, without coal to the buyer, to provide such documents on completion as will enable the buyer to become a member of that company.

5	RISK, INSURANCE AND OCCUPATION PENDING COMPLETION
5.1.1	The property is at the risk of the buyer from the date of the contract.
5.1.2

The seller is under no obligation to the buyer to insure the property unless:

(a)

The contract provides that a policy effected by or for the seller and insuring the property or any part of it against liability for loss or damage is to continue in force, or

(b)

The property or any part of it is let on terms under which the seller (whether as landlord or as tenant) is obligated to insure against loss or damage.

5.1.3

If the seller is obligated to insure property under condition 5.1.2, the seller is to:

(a)

Do everything necessary to maintain the policy

(b)

Permit the buyer to inspect the policy or evidence of its terms

(c)

If before completion the property suffers loss or damage:

(i)

Pay to the buyer on completion the amount of the policy monies which the seller has received, so far as not applied in repairing or reinstating the property, and

(ii)

If no final payment has been received, assign to the buyer, at the buyer’s expense, all rights to claims under the policy in such form as the buyer reasonably requires and pending execution of the assignment hold any policy monies received in trust for the buyer

(a)

Cancel the policy on completion.

5.1.4

Where the property is leasehold and the property, or any building containing it, is insured by a reversioner or other third party, the seller is to use a reasonable efforts to ensure that the insurance is maintained until completion and if, before completion, the property or building suffers loss or damage the seller is in assign to the buyer on completion, at the buyer’s expense, such rights as the seller may have in the policy monies, in such forms as the buyer reasonably requires.

5.1.5

If payment under a policy effected by or for the buyer is reduced, because the property is covered against loss or damage by an insurance policy effected by or on behalf of the seller, then, unless the seller is obligated to insure the property under condition 5.1.2, the purchase price is to be abated by the amount of that reduction.

5.1.6	Section 47 of the Law of Property Act 1925 does not apply.
5.2	Occupation by buyer
5.2.1	If the buyer is not already lawfully in the property, and the seller agrees to let him into occupation, the buyer occupies on the following terms:
5.2.2

The buyer is a licensee and not a tenant. The terms of the license are that the buyer:

(a)

Cannot transfer it

(b)

May permit members of his household to occupy the property

(c)

Is to pay or indemnify the seller against all outgoings and other expenses in respect of the property

(d)

Is to pay the seller a fee calculated at the contract rate on a sum equal to the purchase price (less any deposit paid) for the period of the license

(e)

Is entitled to any rents and profits from any part of the property which he does not occupy

(f)

Is to keep the property in as good a state of repair as it was in when he went into occupation (except for fair wear and tear) and is not to alter it

(g)

If the property is leasehold, is not to do anything which puts the seller in breach of his obligations in the lease, and

(h)

Is to quit the property when the license ends.

5.2.3	The buyer is not in occupation for the purposes of this condition if he merely exercises rights of access given solely to do work agreed by the seller.
5.2.4	The buyer’s license ends on the earliest of: completion date, rescission of the contract or when five working days’ notice given by one party to the other takes effect.
5.2.5

If the buyer is in occupation of the property after his license has comes to an end and the contract is subsequently completed he is to pay the seller compensation for his continued occupation calculated at the same rate as the fee mention in condition 5.2.2(d).

5.2.6	The buyer’s right to raise requisitions is unaffected.

6	COMPLETION
6.1	Date
6.1.1	Completion date is twenty working days after the date of the contract but time is not of the essence of the contract unless a notice to complete has been served.

6.1.2

If the money due on completion is received after 2:00pm, completion is to be treated, for the purpose only of conditions 6.3 and 7.2, as taking place on the next working day as a result of the buyer’s default.

6.1.3

Condition 5.1.2 does not apply and the seller is treated as in default if:

(a)

The sale is with vacant possession of the property or any part of it, and

(b)

The buyer is ready, able and willing to complete but does not pay the money due on completion until after 2:00 pm because the seller has not vacated the property or that part by that time.

6.2	Arrangements and place
6.2.1	The buyer’s conveyancer and the seller’s conveyancer are to co-operate in agreeing arrangements for completing the contract.
6.2.2	Completion is to take place in England and Wales, either at the seller’s conveyancer’s office or at some other place which the seller reasonable specifies.
6.3	Apportionments
6.3.1

On evidence of proper payment being made, income and outgoings of the property are to be apportioned between the parties so far as the change of ownership on completion will effect entitlement to receive or liability to pay them.

6.3.2

If the whole property is sold with vacant possession or the seller exercises his option in condition 7.2.4, apportionment is to be made with effect from the date of actual completion; otherwise, it is to be made completion date.

6.3.3

In apportioning any sum, it is to be assumed that the seller owns the property until the end of the day from which apportionment is made and that sum accrues from day to day at the rate at which it is payable on that day.

6.3.4	For the purpose of apportioning income and outgoings, it is to be assumed that they accrue at an equal daily rate throughout the year.
6.3.5

When a sum to be apportioned is not known or easily ascertainable at completion, a provisional apportionment is to be made according to the best estimate available.  As soon as the amount is known, a final apportionment is to be made and notified to the other party. Any resulting balance is to be paid no more than ten working days later, and if not then paid the balance is to bear interest at the contract rate from then until payment.

6.3.6	Compensation payable under condition 5.2.6 is not to be apportioned.
6.4

Amount payable

The amount payable by the buyer on completion is the purchase price and the contents price (less any deposit already paid to the seller or his agent) adjusted to take account of:

(a)

Apportionments made under condition 6.3

(b)

Any compensation to be paid or allowed under condition 7.2

(c)

Any sum payable under condition 5.1.3

6.5	Title deeds
6.5.1	As soon as the buyer has complied with all his obligations under this contract, on completion the seller must hand over the documents of title.
6.5.2	Condition 6.5.1 does not apply to any documents of title relating to land being retained by the seller after completion.
6.6

Rent receipts

The buyer is to assume that whoever gave any receipt for a payment of rent or service charge which the seller produces was the person or the agent of the person then entitled to that rent or service charge.

6.7

Means of payment

The buyer is to pay the money due on completion by a direct transfer of cleared funds from an account held in the name of a conveyancer at a clearing bank and, if appropriate, an unconditional release of a deposit held by a stakeholder.

6.8	Notice to complete
6.8.1	At any time after the time applicable under condition 6.1.2 on completion date, a party who is ready, able and willing to complete may give the other a notice to complete.
6.8.2	The parties are to complete the contract within ten working days of giving a notice to complete, excluding the day on which notice is given. For this purpose, time is of the essence of the contract.
6.8.3

On receipt of a notice to complete:

(a)   If the buyer paid no deposit, he is forthwith to pay a deposit of 10 percent

(b)   If the buyer paid a deposit of less than 10 percent, he is forthwith to pay a further deposit equal to the balance of that 10 percent.

7	REMEDIES
7.1	Errors and omissions
7.1.1

If any plan or statement in the contract, or in the negotiations leading to it, is or was misleading or inaccurate due to an error or omission by the seller, the remedies available to the buyer are as follows:

(a)   When there is a material difference between the description or value of the property, or of any of the contents included in the contract, as represented and as it is, the buyer is entitled to damages.

(b)  An error or omission only entails the buyer to rescind the contract:

(i)    where it results from fraud or recklessness, or

(ii)

where he would be obliged, to his prejudice, to accept properly differing substantially (in quantity, quality or tenure) from what the error or omission had led him to expect.

7.1.2

If either party rescinds the contract:

(a)  unless the rescission is a result of the buyer’s breach of contract the deposit is to be repaid to the buyer with accrued interest

(b)  the buyer is to return any documents he received from the seller and is to cancel any registration of this contract.

7.2	Late completion
7.2.1

If there is default by either both of the parties in performing their obligations under the contract and completion is delayed, the party whose total period of default is the greater is to pay compensation to the other party.

7.2.2

Compensation is calculated at the contract rate on an amount equal to the purchase price, less (where the buyer is the paying party) any deposit paid, for the period by which the paying party’s default exceeds that of the receiving party, or, if shorter, the period between completion date and actual completion.

7.2.3	Any claim for loss resulting from delayed completion is to be reduced by any compensation paid under this contract.
7.2.4

Where the buyer holds the property as tenant of the seller and completion is delayed, the seller may give notice to the buyer, before the date of actual completion, that he intends to take the net income from the property until completion.  If he does so, he cannot claim compensation under condition 7.2.1 as well.

7.3	After completion Completion does not cancel liability to perform any outstanding obligation under this contract.
7.4	Buyer’s failure to comply with notice to complete
7.4.1	If the buyer fails to complete in accordance with a notice to complete, the following terms apply.
7.4.2

The seller may rescind the contract, and if he does so:

(a)

he may:

(i)

forfeit and keep any deposit and accrued interest

(ii)

resell the property and any contents included in the contract

(iii)

claim damages

(a)

The buyer is to return any documents he received from the seller and is to cancel any registration of the contract.

7.4.3	The seller retains his other rights and remedies.
7.5	Seller’s failure to comply with notice to complete
7.5.1	If the seller fails to complete in accordance with a notice to complete, the following terms apply.
7.5.2

The buyer may rescind the contract, and if he does so:

(a)

the deposit is to be repaid to the buyer with accrued interest

(b)

The buyer is to return any documents he received from the seller and is, at the seller’s expense, to cancel any registration of the contract.

7.5.3	The buyer retains his other rights and remedies.

8	LEASEHOLD PROPERTY
8.1	Existing leases
8.1.1	The following provisions apply to a sale of leasehold lend.
8.1.2	The seller having provided the buyer with copies of the documents embodying the lease terms, the buyer is treated as entering into the contract knowing and fully accepting those terms.
8.2	New leases
8.2.1	The following provisions apply to a contract to grant a new lease.
8.2.2	The conditions apply so that: ‘seller’ means the proposed landlord ‘buyer’ means the proposed tenant ‘purchase price’ means the premium to be paid on the grant of a lease.
8.2.3	The lease is to be in the form of the draft attached to the contract.
8.2.4	If the term of the new lease will exceed seven years, the seller is to deduct a title which will enable the buyer to register the lease at the Land Registry with an absolute title.
8.2.5	The seller is to engross the lease and a counterpart of it and is to send the counterpart to the buyer at least five working days before completion date.
8.2.6	The buyer is to execute the counterpart and deliver it to the seller on completion.
8.3	Consent
8.3.1

(a)

The following provisions apply if a consent to let, assign or sub-let is required to complete the contract

(b)

In this condition ‘consent’ means consent in the form which satisfies the requirement to obtain it

8.3.2	(a) The seller is to apply for the consent at his expense, and to use all reasonable efforts to obtain it. (b) The buyer is to provide all information and references reasonably required.
8.3.3

Unless he is in breach of his obligation under condition 8.3.2, either party may rescind the contract by notice to the other party if three working days before completion date (or before a later date on which the parties have agreed to complete the contract):

(a)

The consent has not been given, or

(b)

the consent has been given subject to a condition to which a party reasonably objects. In that case, neither party is to be treated as in breach of contract and condition 7.1.2 applies.

9	CONTENTS
9.1	The following provisions apply to any contents which are included in the contract, whether or not a separate price is to be paid for them.
9.2	The contract takes effect as a contract for sale of goods.
9.3	The buyer takes the contents in the physical state they are in at the date of the contract.
9.4	Ownership of the contents passes to the buyer on actual completion.

Fittings and Contents Form (2nd edition)                             TA10

Address of the property:	8 Holly Mount Hampstead London Postcode NW3 6SG

Full names of the seller:	Paul Jerome Sebastian Goward

Seller’s solicitor
Name of solicitors firm	Barker Booth & Eastwood Limited DX 27651 Blackpool South

Address	346 Lytham Road Blackpool FY4 1QW

Email	RH@BBELAW.CO.UK

Reference number	Repeat name

Definitions	● ‘Seller’ means all sellers together where the property is owned by more than one person
● ‘Buyer’ means all buyers together where the property is bought by more than one person

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Instructions to the seller and the buyer

This form must be completed accurately by the seller. It may become part of the contract between the seller and the buyer.

The seller should make a clear statement of what is included in the sale of the property by marking each box in this form with a ▲or a X, as shown below:

Included in the sale of the property ▲
Not included in the sale of the property X

The seller may be prepared to sell to the buyer an item which is otherwise not included in the sale of the property. In this case, the seller should mark the appropriate box with a X to show the item is not included, followed by the amount that the seller wishes to be paid for the item, as shown below.

Not included in the sale of the property X(amount)

The buyer can then decide whether to accept the seller’s offer. The seller and buyer should inform their solicitors of any arrangements made about items offered for sale in this way.

If the seller removes any fixtures and fittings, the seller must make good any damage caused by their removal.

If the seller removes a light fitting, it is assumed that the seller will replace the fitting with a ceiling rose and socket, a flex, bulb holder and bulb.

The seller is responsible for removing any possessions, including rubbish, from the property, the garage, the garden and any outbuildings or sheds.

The seller and the buyer should check the information given on the form carefully.

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1. Basic fitting
Boiler/immersion heater	▲	Roof insulation	▲

Radiators/well heaters	▲	Window fitments	▲

Night-storage heaters	N/A	Window shutters/ grills	▲

Free-standing heaters	N/A	Internal door furniture	▲

Gas fires (with surround)	N/A	External door furniture	▲

Electric fires (with surround)	N/A	Doorbell/chime	▲

Light switches	▲	Electric sockets	▲

2. Television and telephone
Telephone receivers	X	Television aerial	▲

Radio aerial	N/A	Satellite dish	N/A

3. Kitchen
Hob	▲	Refrigerator/fridge-freezer	X

Extractor hood	▲	Freezer	N/A

Fitted oven and grills	▲	Free-standing oven/cooker	N/A

Fitted microwave	N/A	Dishwasher	▲

Tumble-dryer	N/A	Washing machine	▲

4. Bathroom
Bath	▲	Separate shower and fittings	▲

Shower fitting for bath	▲	Towel rail	▲

Shower curtain	N/A	Soap/toothbrush holders	N/A

Bathroom cabinet	▲	Toilet roll holders	▲

Taps	▲	Bathroom mirror	X

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5. Carpets, curtains, light fittings and fitted units

	Carpets	Curtain rails poles/pelmets*	Curtains/ blinds*	Lights fittings	Fitted units**
Halls, stairs and landing	▲	▲	▲	▲	N/A

Living room	▲	▲	▲	▲	▲

Dining room	▲	N/A	N/A	▲	▲

Kitchen	N/A	N/A	N/A	▲	▲

Bedroom 1	▲	▲	▲	▲	▲

Bedroom 2	N/A	▲	▲	▲	▲

Bedroom 3

If the seller wishes to further explain the answers to section 5 above, please give details:

*Delete as appropriate
**Fitted units (for example, fitted cupboards, fitted shelves, and fitted wardrobes)

6. Outdoor area
Garden furniture		▲	Outdoor heater		N/A

Garden ornaments		▲	Stock of fuel		N/A

Trees, plants, shrubs		▲	Outside lights		▲

Barbecue		N/A	Water butt		N/A

Dustbins		N/A	Clothes line		N/A

Garden shed		N/A	Rotary line		N/A

Greenhouse		N/A

Signed:	/s/ Paul Jerome Sebastian Goward	Dated:	25/3/2013

Each seller should sign this form

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This form is part of the Law Society’s TransAction scheme.

The Law Society is the representative body for solicitors in England and Wales.

Laserforms International Ltd is an Approved Law Society Supplier

Rider Clause 8

The seller agrees that he will upon request by the Buyer execute TR1 pursuant to this Contract in favour of AL Marine Holdings (BVI) Limited